Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of sanofi-aventis (formerly known as Sanofi-Synthelabo), dated December 23, 2004 (No. 333-121584 and 333-121583) and July 22, 2003 (No. 333-107238), of our report dated April 11, 2005, with respect to the consolidated financial statements of sanofi-aventis included in its Annual Report under Form 20-F for the year ended December 31, 2004.

Paris, France

April 11, 2005

Ernst & Young Audit

Gilles Puissochet            Valerie Quint